UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2005
MEDIACOM BROADBAND LLC
MEDIACOM BROADBAND CORPORATION
(Exact names of Registrants as specified in their charters)

Delaware Delaware (State of incorporation)	333-72440 333-72440-01 (Commission File No.)	06-1615412 06-1630167 (IRS Employer Identification Nos.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrants’ telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 30, 2005, Mediacom Broadband LLC and Mediacom Broadband Corporation (collectively, the “Issuers”), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent and note registrar, entered into an Indenture (the “Indenture”) in connection with the issuance and sale by the Issuers of $200,000,000 aggregate principal amount of their 8 1/2% Senior Notes due 2015 (the “Notes”). For a description of the material terms of the Indenture and the Notes issued thereunder, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.
     In connection with the issuance and sale of the Notes, on August 30, 2005, the Issuers entered into a Registration Rights Agreement with the initial purchasers of the Notes. The Registration Rights Agreement requires the Issuers to register with the Securities and Exchange Commission (the “Commission”) notes having substantially identical terms as the Notes as part of an offer to exchange non-restricted exchange notes (the “Exchange Notes”) for the Notes. The Issuers have agreed to use their best efforts to file a registration statement for the Exchange Notes with the Commission within 180 days after August 30, 2005 and to use their best efforts to cause such registration statement to be declared effective within 300 days after August 30, 2005. Under certain circumstances, the Company will be obligated to file a shelf registration statement with respect to the Notes. Under the Registration Rights Agreement, if the Company fails to satisfy certain filing and other obligations with respect to the exchange, the Company will be obligated to pay an additional annual interest rate on the Notes of up to a maximum of 1.0% per annum. Such additional interest would cease to accrue once such default is remedied.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 30, 2005, the Issuers sold through a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $200,000,000 in aggregate principal amount of Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Issuers issued and sold the Notes to certain initial purchasers at a purchase price of 98.36% per Note. The Notes bear interest at a rate of 8 1/2% per annum and mature on October 15, 2015. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2005, to holders of record at the close of business on the April 1 or October 1, respectively, preceding such interest payment date. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. The Notes are senior unsecured obligations of the Issuers and rank equally with all of their existing and future senior unsecured indebtedness.
     The Issuers may redeem some or all of the Notes at any time on or prior to October 14, 2010 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium calculated as set forth in the Indenture. The Issuers may redeem some or all of the Notes at any time after that date at the redemption prices set forth in the Indenture. The Issuers may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings on or before October 15, 2008, at the redemption prices set forth in the Indenture.
     Upon a change of control, as defined in the Indenture, a holder of Notes will have the right to require the Issuers to repurchase such holder’s Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
     The Indenture governing the Notes contains certain covenants that will limit, among other things, the Issuers’ ability and the ability of their restricted subsidiaries to: incur additional debt; pay dividends on their equity interests or repurchase their equity interests; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to them; use assets as security in other transactions; and sell certain assets or merge with or into other companies. These restrictive covenants are subject to a number of important qualifications set forth in the Indenture.
     The description of the Indenture and the Notes is qualified in its entirety by the Indenture filed herewith as an exhibit.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired — None
(b) Pro Forma Financial Information — None
(c) Exhibits:

Exhibit No.	Description
4.1
Indenture, dated as of August 30, 2005 among Mediacom Broadband LLC, Mediacom Broadband Corporation, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent and note registrar

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2005

Mediacom Broadband LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President, Chief Financial Officer and Treasurer

Mediacom Broadband Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Senior Vice President and Assistant Secretary